January 26, 2006

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2 Registration Statement, our report dated September 13, 2005 relating to the financial statements of Paprezza Holdings, Inc. as of June 30, 2005 and for the year ended June 30, 2005, from June 24, 2004 (Date of Inception) through June 30, 2004, and from June 24, 2004 (Date of Inception) through June 30, 2005. We also consent to the reference to us under the heading "Experts" in such Form SB-2

Sincerely,

/s/ De Joya Griffith & Company, LLC
De Joya Griffith & Company, LLC